UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

GREENHUNTER ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33893	20-4864036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Texan Trail GRAPEVINE, TEXAS	76051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 410-1044

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On December 31, 2012, GreenHunter Energy, Inc. (the “Company”) completed its equity acquisition of two oilfield water service and construction companies that provide services to oil and natural gas producers in the Eagle Ford Shale. The two entities, White Top Oilfield Construction, LLC (“White Top”) and Black Water Services, LLC (“Black Water”), with common management, have been providing services since 2008 to operators active in the Eagle Ford Shale play. Combined assets include twenty six (26) vacuum water trucks, ten (10) dump trucks, six (6) drilling rig wash trailers and seven (7) pieces of heavy equipment. Located in Louise, Wharton County, Texas, with 66 employees, White Top and Black Water service E&P operators predominantly concentrated in the Texas counties of Gonzales, Karnes and DeWitt.

Pursuant to the terms of the acquisition agreements, the companies were acquired for an aggregate $1,200,000 cash, 41,000 shares of the Company’s 10% Series C Cumulative Preferred Stock (the “Series C Preferred Stock”) and 589,657 shares of the Company’s common stock. The shares of Series C Preferred Stock and common stock are to be issued to a small group of former shareholders of White Top and Black Water. The issuance of the shares of Series C Preferred Stock and common stock are subject to NYSE MKT approval. The shares of Series C Preferred Stock are generally not convertible into or exchangeable for any of the Company’s other property or securities except that the shares of Series C Preferred Stock are convertible into shares of the Company’s common stock under certain circumstances in connection with a change of ownership or control transaction.

The Company completed the transaction in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the 1933 Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2012, the Company made certain changes in the Company’s senior management. The Board of Directors of the Company accepted the resignation of Gary C. Evans as Chief Executive Officer and approved the election of Jonathan D. Hoopes as interim Chief Executive Officer. Mr. Hoopes shall remain President and Chief Operating Officer. Mr. Evans shall remain as the Company’s Chairman of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER ENERGY, INC.

Date: January 3, 2013	By:	/s/ Morgan F. Johnston
	Name:	Morgan F. Johnston
	Title:	Sr. VP, General Counsel and Secretary